EXHIBIT 21.1
Note: Korn Ferry or one of its Subsidiaries has 100% ownership of the Subsidiaries listed below, except for Agensi Pekerjaan Korn Ferry (49%), Korn Ferry Mexico, S.C. (49%), Hay Group S.C. and Hay Group CR S.R.L. are wholly owned subsidiaries of Korn Ferry Mexico, S.C.

Subsidiaries		Jurisdiction
1.	Korn/Ferry International S.A.	Argentina
2.	Hay Argentina S.A.	Argentina
3.	Korn/Ferry Futurestep Argentina S.R.L.	Argentina
4.	Futurestep (Australia) Pty Limited	Australia
5.	Korn Ferry (AU) Pty Ltd	Australia
6.	Korn Ferry (AT) GmbH	Austria
7.	Korn Ferry (AZ) LLC	Azerbaijan
8.	Korn Ferry (BE) BVBA	Belgium
9.	Korn Ferry (BR) Consultores Ltda.	Brazil
10.	Korn Ferry Bulgaria EOOD	Bulgaria
11.	Korn Ferry (CA) Ltd.	Canada
12.	Hay Group Ltda.	Chile
13.	Korn Ferry International S.A.	Chile
14.	WOFE Korn/Ferry International Human Capital Consulting (Beijing) Limited	China
15.	Boca Enterprise Management (Shanghai) Co. Ltd	China
16.	Futurestep (Shanghai) Talent Consulting Company Limited	China
17.	Hay Group Co., Ltd.	China
18.	Korn/Ferry (Shanghai) Human Capital Consulting Company Limited	China
19.	Shenzhen Korn/Ferry Human Capital Consulting Company Limited	China
20.	Shanghai Korn/Ferry Human Capital Consulting Co., Ltd.	China
21.	PuDe Management Consulting (Shanghai) Co. Ltd.	China
22.	Hay Group Ltda.	Colombia
23.	Korn/Ferry International Consultores Associados, C.A.– Colombia Branch	Colombia
24.	Korn Ferry CR Consultoria, S.R.L.	Costa Rica
25.	Korn Ferry CR S.R.L.	Costa Rica
26.	Korn Ferry s.r.o.	Czech Republic
27.	Futurestep (Denmark) ApS	Denmark
28.	Korn Ferry DK A/S	Denmark
29.	Korn/Ferry International Consultores Associados, C.A.– Ecuador Branch	Ecuador
30.	Korn Ferry (FI) Oy	Finland
31.	KF France SARL	France
32.	Korn Ferry (FR) SARL	France
33.	Korn Ferry (DE) GmbH	Germany
34.	Hay Group S.A.	Greece
35.	Korn/Ferry International S.A.	Greece
36.	Korn Ferry (H.K.) Limited	Hong Kong
37.	Korn Ferry RPOPS (HK) Limited	Hong Kong
38.	KF Hungary Talent Management Solutions Ltd.	Hungary
39.	Korn/Ferry International Budapest Individual Consulting and Service Ltd.	Hungary
40.	PDI Hungary, Kft.	Hungary
41.	ESI Performance Improvement Private Limited	India
42.	Futurestep Recruitment Services Private Limited.	India
43.	Hay Consultants India Private Ltd.	India
44.	Korn/Ferry International Private Limited	India
45.	PT Hay Group	Indonesia

46.	PT. Korn/Ferry International	Indonesia
47.	Hay Management Consultants Ireland Ltd.	Ireland
48.	Korn Ferry (IE) Limited	Ireland
49.	Korn Ferry (IT) S.r.l.	Italy
50.	Korn Ferry (Japan) Ltd.	Japan
51.	Hay Group UAB	Lithuania
52.	Korn Ferry (Luxembourg) S.A.R.L.	Luxembourg
53.	Agensi Pekerjaan Futurestep Worldwide (M) Sdn. Bhd.	Malaysia
54.	Agensi Pekerjaan Korn Ferry Sdn. Bhd.	Malaysia
55.	Hay Group Sdn. Bhd.	Malaysia
56.	Talent Q Distribution Limited	Malta
57.	Talent Q International Limited	Malta
58.	Korn/Ferry Investment India Limited (Mauritius OCB)	Mauritius
59.	Korn Ferry Mexico, S.C.	Mexico
60.	Korn Ferry (NL) BV	Netherlands
61.	Korn Ferry Advisory (NL) B.V.	Netherlands
62.	Korn Ferry Investments B.V.	Netherlands
63.	Korn Ferry Management B.V.	Netherlands
64.	Korn Ferry NL91 B.V.	Netherlands
65.	Korn Ferry (NZ)	New Zealand
66.	Futurestep (Norge) AS	Norway
67.	Hay Group AS	Norway
68.	Korn Ferry A/S	Norway
69.	Hay Group S.A.	Peru
70.	Korn/Ferry International Peru S.A.	Peru
71.	Korn Ferry Futurestep (The Philippines) Inc.	Philippines
72.	Korn Ferry (PL) Sp.z.o.o.	Poland
73.	Korn Ferry S.A.	Portugal
74.	Korn Ferry (QA) LLC	Qatar
75.	Korn Ferry SRL	Romania
76.	Hay Group Saudi Arabia Limited	Saudi Arabia
77.	Korn Ferry MENA RHQ	Saudi Arabia
78.	Boca Performance Solutions Asia Pte. Ltd	Singapore
79.	Korn Ferry (SG) Pte. Ltd.	Singapore
80.	Korn Ferry RPOPS (SG) Pte. Ltd.	Singapore
81.	Korn Ferry SG91 Pte. Ltd.	Singapore
82.	Korn Ferry (SK) s.r.o.	Slovakia
83.	Korn Ferry (Pty) Ltd.	South Africa
84.	Hay Group Ltd.	South Korea
85.	Korn/Ferry International (Korea) Limited	South Korea
86.	Korn Ferry (Espana) SL	Spain
87.	Korn Ferry (Sweden) AB	Sweden
88.	Korn Ferry RPO (Sweden) AB	Sweden
89.	Korn Ferry (Schweiz) GmbH	Switzerland
90.	Korn/Ferry International (Taiwan) Co., Ltd.	Taiwan
91.	Hay Group Limited	Thailand
92.	Korn/Ferry (Thailand) Limited	Thailand
93.	Korn Ferry Recruitment (Thailand) Ltd.	Thailand
94.	Hay Group Danismanlik Limited Sirketi	Turkey
95.	Korn/Ferry International Musavirlik Limited Sirketi	Turkey

96.	Korn Ferry LLC	Ukraine
97.	AchieveForum (UK) Limited	United Kingdom
98.	Boca U.K. Holding Limited	United Kingdom
99.	Boca U.K. Intermediate Holdings Ltd.	United Kingdom
100.	Korn Ferry (UK) Limited	United Kingdom
101.	Korn Ferry GH1 Limited	United Kingdom
102.	Korn Ferry Global Holdings (UK) Limited	United Kingdom
103.	Korn Ferry Global Ventures 2 LP	United Kingdom
104.	Korn Ferry Global Ventures LP	United Kingdom
105.	Korn Ferry WHM LLP	United Kingdom
106.	Korn/Ferry International Limited	United Kingdom
107.	Miller Heiman Group (UK) Limited	United Kingdom
108.	Personnel Decisions International, Europe Limited	United Kingdom
109.	TwentyEighty Strategy Execution (UK) Ltd.	United Kingdom
110.	KF WHM Ltd.	United Kingdom
111.	Korn Ferry GV Limited	United Kingdom
112.	Korn Ferry GP Ventures 2 LLC	United States, Delaware
113.	Korn Ferry (US)	United States, Delaware
114.	Korn Ferry Global Holdings, Inc.	United States, Delaware
115.	Korn Ferry GP Ventures LLC	United States, Delaware
116.	Korn Ferry ISP LLC	United States, Delaware
117.	Korn Ferry SP LLC	United States, Florida
118.	Sensa Solutions, Inc.	United States, Virginia
119.	Hay Group Venezuela, S.A.	Venezuela
120.	Inversiones Korn/Ferry International C.A.	Venezuela
121.	Korn/Ferry International Consultores Asociados, C.A.	Venezuela
122.	Hay Group Consulting Limited Liability	Vietnam